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                                                                    EXHIBIT 99.1

                            SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE


      I, James N. Heston, the Plan Administrator of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (the "Plan"), certify that (i) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002 (the "Form 11-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 30, 2003


                                         By: /s/ James N. Heston
                                             --------------------
                                             James N. Heston
                                             Plan Administrator